SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Glen Burnie Bancorp
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GLEN BURNIE BANCORP LETTERHEAD]

April 19, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) to be held at Michael’s Eighth Avenue, 7220 Grayburn Drive Glen Burnie, Maryland on Thursday, May 13, 2010 at 2:00 p.m.

The accompanying notice and proxy statement describe the formal business to be transacted at the meeting which includes the election of directors and authorization for the Board of Directors to select the Company’s auditors for the 2010 fiscal year.

Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 2009 fiscal year. During the meeting, we will report on the operations of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie.  Directors and officers of the Company as well as representatives of TGM Group LLC (formerly Trice Geary & Myers LLC), our independent auditors, will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.   This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares you own.  If you plan to attend the meeting, please check the box on the enclosed form of proxy.

Sincerely,

John E. Demyan	Michael G. Livingston
Chairman	President and Chief
Executive Officer

GLEN BURNIE BANCORP
101 Crain Highway, S.E.
Glen Burnie, Maryland  21061
(410) 766-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Glen Burnie Bancorp (the “Company”) will be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 13, 2010 at 2:00 p.m., Eastern Time.

A proxy statement and proxy card for the Annual Meeting accompany this notice.

The Annual Meeting has been called for the following purposes:

1.	To elect four directors;

2.	To authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned.  Stockholders of record at the close of business on April 9, 2010 are the only stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying proxy card, which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope.  The proxy card will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland
April 19, 2010

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 13, 2010

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2009 Annual Report are available at www.cfpproxy.com/5065.

PROXY STATEMENT
OF
GLEN BURNIE BANCORP
101 Crain Highway, S.E.
Glen Burnie, Maryland  21061

ANNUAL MEETING OF STOCKHOLDERS
May 13, 2010

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Glen Burnie Bancorp (the “Company”) to be used at the 2010 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (hereinafter called the “Annual Meeting”) which will be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 13, 2010 at 2:00 p.m., Eastern Time.  The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about April 19, 2010.

VOTING AND REVOCABILITY OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein.  Where no instructions are given, signed proxies will be voted for the nominees named below and for the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2010 fiscal year.  The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting.  If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors.  Proxies marked as abstentions will not be counted as votes cast.  In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast.  Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute proxies retain the right to revoke them at any time prior to being voted.  Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked by written notice to Barbara J. Elswick, the Secretary of the Company, at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.  A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person.  The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $1.00 per share (the “Common Stock”).  Stockholders of record as of the close of business on April 9, 2010 (the “Record Date”) are entitled to one vote for each share then held.  At the Record Date, the Company had 2,687,190 shares of Common Stock issued and outstanding.  The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.  Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).  The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

- i -

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Shares Of Common Stock Outstanding
John E. Demyan 101 Crain Highway, S.E. Glen Burnie, Maryland 21061	283,782	[2]	10.58%

Frederick W. Kuethe, III 377 Swinton Way Severna Park, Maryland 21032	156,329	[3]	5.83%

Marrian K. McCormick 8 Oak Lane Glen Burnie, Maryland 21061	166,462	[4]	6.20%

Edward M. Kuethe P.O. Box 218 Glen Burnie, Maryland 21060	136,595	[5]	5.09%

[1]
Rounded to nearest whole share.  For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  Except as otherwise noted, ownership is direct, and the named individuals or group exercise sole voting and investment power over the shares of the Common Stock.

[2]	Includes 282,782 shares held by Mr. Demyan individually and 1,000 shares held by Mrs. Demyan.

[3]
Includes 21,004 shares held jointly, 1,032 shares held by Mr. Kuethe individually, 6,433 shares held by Mr. Kuethe for the benefit of a minor child, 468 shares held by Mrs. Kuethe individually, and 6,432 shares held by Mrs. Kuethe for the benefit of a minor child.  Each disclaims beneficial ownership to the shares owned individually by the other.  Also includes 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[4]
Includes 5,739 shares held by Mrs. McCormick individually, 19,521 shares held by Mrs. McCormick for the benefit of minor children, 20,242 shares held by Mrs. McCormick jointly with others, and 120,960 shares held by Mrs. McCormick as one of the trustees for The Kuethe Family Educational Trust.

[5]
Includes 1 share held by Mr. Kuethe individually, 15,634 shares held by Mr. Kuethe for the benefit of minor children and 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of 12 directors.  Under the Company’s Articles of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified.  The Board has nominated Thomas Clocker, F. William Kuethe, Jr., William N. Scherer, Sr., and Karen B. Thorwarth for election as directors to serve for terms of three years each and until their successors are elected and qualified.  Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees.  If any of the nominees is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy.  At this time, the Board does not anticipate that any nominee will be unavailable to serve.

- ii -

The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, the expiration of his or her current term, and whether such individual has been determined by the Board to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules.  Each nominee and continuing director is also a member of the Board of Directors of The Bank of Glen Burnie (the “Bank”) and GBB Properties, Inc. (“GBB Properties”).   There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent

Board Nominees for Term to Expire in 2013

Thomas Clocker	75	1995	2010	Yes
F. William Kuethe, Jr.	77	1995	2010	No
William N. Scherer, Sr.	86	1995	2010	Yes
Karen B. Thorwarth	52	1995	2010	Yes

Directors Continuing in Office

John E. Demyan	62	1995	2011	No
Charles Lynch, Jr.	56	2003	2011	Yes
F. W. Kuethe, III	50	1992	2011	No
Mary Lou Wilcox	61	1997	2011	Yes
Shirley E. Boyer	73	1995	2012	Yes
Norman E. Harrison	64	2005	2012	Yes
Michael G. Livingston	56	2005	2012	No
Edward L. Maddox	59	2005	2012	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Thomas Clocker is a retired businessman and the former owner/operator of Angel’s Food Market in Pasadena, Maryland.  He served on the Mid-Atlantic Food Association’s board of directors for nine years and is a founding member of the Pasadena Business Association.  Mr. Clocker is actively involved in the community as a supporter of local schools, athletic associations and scouting groups.

 F. William Kuethe, Jr. served as President and Chief Executive Officer of the Company and the Bank from 1995 until 2007 and is currently President Emeritus.  He also served as a director of the Bank from 1960 through 1989.  He was formerly President of Glen Burnie Mutual Savings Bank from 1960 through 1995.  Mr. Kuethe, a former licensed appraiser and real estate broker, has banking experience at all levels.  Mr. Kuethe is the father of Frederick W. Kuethe, III.

William N. Scherer, Sr. has been a member of the local business community since 1952 when he owned and operated an accounting and tax business.  After graduating from law school in 1962, he opened a law practice in Glen Burnie.  He currently specializes in wills and estates.  He previously operated Scherer’s Market in Jessup, Maryland from 1960 to 2004.  Mr. Scherer is chairman of the Audit Committee.  Mr. Scherer is past director of the Chartwell Golf and Country Club and past President of the Mariner Sands Chapel, Stuart, Florida.

Karen B. Thorwarth is a Certified Insurance Counselor and a licensed agent.  She has 26 years of experience including commercial property and casualty insurance, marketing, and underwriting of commercial boat and pleasure yacht insurance.

John E. Demyan has been Chairman of the Board of the Company, the Bank and GBB Properties since 1995.  He previously served as a director of the Company and the Bank from 1990 through 1994.  He completed the Maryland Banking School in 1994.  He is the owner and manager of commercial and residential properties in northern Anne Arundel County, Maryland.  Mr. Demyan is also a commercial multi-engine pilot and flight instructor.  He is an active volunteer with Angel Flight Mid-Atlantic, an organization that provides free air transportation for medical treatments to individuals who have exhausted their resources as a result of their medical condition.

- iii -

Charles Lynch, Jr. is President of The General Ship Repair Corporation in Baltimore, Maryland and has over 30 years of experience in marine engineering and ship repair.  He holds a Bachelor of Science degree in Industrial Engineering, with a minor in Ocean Engineering, from the University of Miami and serves on the Baltimore Maritime Museum’s Board of Directors.  He is an active member of the Propeller Club, Port of Baltimore Chapter, The Society of Naval Architects and Marine Engineers, The Maryland Marine Club, The Tupenny Club of Baltimore and the Annapolis Yacht Club.

Frederick W. Kuethe, III has been a Vice President of the Company since 1995 and a director of the Bank since 1988.  In addition to his active participation on the board, he also works in software design and systems integration at Northrop Grumman Corp.  He is a graduate of the Maryland Banking School.  Mr. Kuethe is the son of F. William Kuethe, Jr.

Mary Lipin Wilcox is a teacher at Belle Grove Elementary School in Brooklyn Park, Maryland.  She is an active member of her church, the teacher’s association and the community. She has served on the Glen Burnie Improvement Association’s Carnival Banking Committee for over 35 years as well as serving on other Carnival committees.

Shirley E. Boyer is the owner/manager of a large number of residential properties in Anne Arundel County, Maryland.  She has 13 years experience in the local banking industry where she was given progressive responsibilities, holding positions from Teller to Assistant Branch Manager.

Norman E. Harrison, Jr., has 37 years of experience as a certified public accountant.  He is a founding partner of Harrison & Company, LLC a public accounting firm specializing in auditing, accounting, taxes and consulting.  Prior to opening his present company, Mr. Harrison was a senior partner responsible for managing the Baltimore office of Stegman & Company, P.A., a large regional public accounting firm. Mr. Harrison is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.  He currently serves as an advisory board or board member of several non profit organizations and a privately held corporation.

Michael G. Livingston became President and Chief Executive Officer on January 1, 2008.  Prior to that date, he was Deputy Chief Executive Officer and Executive Vice President since August 2004 and became a Director on January 1, 2005.   Mr. Livingston was a Senior Vice President from January 1998 until August 2004 and had been Chief Lending Officer of the Bank from 1996 until August 2004. He served as Deputy Chief Operating Officer from February 14, 2003 through December 31, 2003 and was appointed the Chief Operating Officer effective January 1, 2004.

Edward L. Maddox has 32 years of professional experience in the financial services industry.  From 1992-2009 he was a consultant with Automated Financial Systems providing expertise to major U.S. banks in the areas of profitability reporting, commercial lending revenue enhancement and international cash management products.  During his career Mr. Maddox worked in the operations division of First National Bank of Maryland and the Equitable Trust Company.  He was a member of the Adjunct Faculty at Loyola College from 1980 – 1985 while serving as the director of consulting for Commercial Banking Funds Management with Littlewood, Shain & Company.   In 2003, Governor Robert L. Ehrlich appointed Mr. Maddox to the Maryland State Information Technology Board.  He served as a Delegate on the Greater Severna Park Council from 1979-1982 and 1989-1993.  He currently serves on the Shipley’s Choice Community Association’s Board of Directors where he has held several leadership positions including a three-year term as President.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors.  The Board of Directors consists of twelve members and holds regular monthly meetings and special meetings as needed.  During the year ended December 31, 2009, the Board met 12 times.  No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors held during 2009 and the total number of meetings held by all committees on which the director served during such year.  Board members are expected to attend the Annual Meeting of Stockholders, and all incumbent directors attended the 2009 Annual Meeting of Stockholders.

- iv -

The Board has numerous committees, each of which meets at scheduled times, including the following committees:

Audit Committee.  The Bank’s Audit Committee acts as the audit committee for the Company and currently consists of Directors William N. Scherer, Sr., Shirley E. Boyer, Karen B. Thorwarth, Norman E. Harrison and Thomas Clocker.  During the year ended December 31, 2009, the Audit Committee met 16 times.

The Audit Committee monitors internal accounting controls, meets with the Bank’s Internal Auditor to review internal audit findings, recommends independent auditors for appointment by the Board, and meets with the Company’s independent auditors regarding these internal controls to assure full disclosure of the Company’s financial condition.  Each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and under the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the Securities and Exchange Commission (SEC) under the Exchange Act, and otherwise meets the criteria for Audit Committee membership set forth in applicable NASDAQ rules.  In addition, each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  Additionally at least one member of the Committee has employment experience in finance or accounting and the requisite professional certification in accounting, which results in the individual’s financial sophistication.  The Audit Committee does not include an “audit committee financial expert” (as defined in applicable SEC rules), because the Board of Directors believes that the benefits provided by the addition to the Audit Committee of an individual who meets the SEC criteria at this time do not justify the cost of retaining such an individual.

The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.

Employee Compensation and Benefits Committee.  The Bank’s Employee Compensation and Benefits Committee acts as the compensation committee for the Company and is composed of Directors Shirley E. Boyer, F. William Kuethe, Jr., John E. Demyan, William N. Scherer, Sr., Frederick W. Kuethe, III, Thomas Clocker, Michael G. Livingston, Norman Harrison, and Karen Thorwarth.  Messrs. Kuethe, Demyan, Kuethe and Livingston are not independent directors.  This Committee met three times during 2009.  The purpose of the Compensation Committee is to evaluate and ascertain the appropriateness of compensation levels pertaining to the officers of the Bank other than the Chief Executive Officer and the other executive officers of the Bank.  The compensation levels of the Chief Financial Officer is recommended by the Chief Executive Officer for deliberation and approval of the Committee prior to submission to the full Board.  The compensation levels of the Chief Executive Officer and the other executive officers of the Bank are reviewed by the full Board of Directors and must be approved by a majority of the independent directors.  No executive officer is present during deliberations or voting on his compensation.

Nominations.  The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during 2010 in order to make nominations for directors.  The Board has not adopted a charter with respect to the nominating committee function.  The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management.  While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose.  In considering prospective nominees, the Board of Directors will consider the prospect’s relevant financial and business experience, familiarity with and participation in the Bank’s market area, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant.  The Board of Directors will apply the same criteria to nominees recommended by stockholders as those recommended by the Board.  Nominations by stockholders must comply with certain informational requirements set forth in Article III, Section 1 of the Company’s Bylaws.  See “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Compensation

Director’s Fees.  Currently, all directors are paid a fee of $1,000 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence.  In addition to the foregoing director’s fees, Mr. Demyan is compensated at the rate of $30,000 per annum for the additional responsibilities of serving as the Chairman of the Board.  Directors (other than F. William Kuethe, Jr., Mr. Demyan and Mr. Livingston who receive no fees for committee meetings) are paid an additional $300 chairman fee or $200 member fee, as applicable, for each committee meeting.  Directors are also eligible for annual bonuses.

- v -

Executive and Director Deferred Compensation Plan. The Bank’s Executive and Director Deferred Compensation Plan was terminated effective December 31, 2008, at which time two directors participated in this plan.  Under the terms of the plan, participating directors could elect to defer all or a portion of their fees on a pre-tax basis.  Deferred fees are held in a trust account and invested as directed by the participant.  Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election.  Upon a participant’s death, any amounts remaining in their account will be paid to their beneficiaries.

Director Health Plan.  The Bank’s Director Health Plan was terminated on December 31, 2006 with the participation of one director grandfathered into the Bank’s employee health plan.  Under the terms of the health plan, the Bank pays 80% of the premiums for participating directors and their spouses.

The following table summarizes the compensation paid to directors other than those included in the Summary Compensation Table below, for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash(1)	All Other Compensation		Total
(a)	(b)	(g)		(h)

Thomas Clocker	$21,600	—		$21,600
William N. Scherer, Sr.	$23,100	—		$23,100
Karen B. Thorwarth	$21,300	$13,308	(3)	$34,608
John E. Demyan(2)	$56,195	$7,894		$64,089
F. William Kuethe, Jr. (4)	$93,607	$13,403		$107,010
Charles Lynch, Jr.	$18,300	—		$18,300
F. W. Kuethe, III	$26,800	—		$26,800
Mary Lou Wilcox	$18,100	—		$18,100
Shirley E. Boyer	$21,200	—		$21,200
Norman E. Harrison	$21,900	—		$21,900
Edward L. Maddox	$18,500	—		$18,500

(1)	Includes a $2,700 year-end bonus paid to each Director other than Mr. Demyan and Mr. F. William Kuethe, Jr..
(2)
Mr. Demyan’s fees earned includes a $15,000 year-end bonus, and his other compensation consists of: $1,557 employee health plan benefits (including health and dental); $2,940 as a 5% employer contribution, $647 as an employer matching contribution, and $2,010 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $626 for term life insurance benefits, $78 for disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(3)	Consists of health plan benefits.
(4)
Mr. Kuethe’s fees earned includes a $15,000 year-end bonus, and his other compensation consists of: $4,680 as a 5% employer contribution, $1,080 as an employer matching contribution, and $3,199 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $4,300 for term life insurance benefits, $108 for disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

Transactions with Management

Certain directors, executive officers and significant stockholders of the Company, and members of their immediate families, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2009.  Similar transactions are expected to occur in the future.  All such transactions were made in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

The Bank’s Internal Audit/Compliance Department reviews all loan transactions with directors, officers and employees of the Bank and members of their immediate families to ensure that they are fair and reasonable, on market terms, on an arms-length basis and comply with all applicable regulations including Federal Reserve Board Regulation O which governs such loans.  The Internal Audit/Compliance Department also provides the Board of Directors with semi-annual reports of all loans outstanding to employees, officers, and directors which reports are reviewed by the entire Board at a regularly scheduled meeting.

- vi -

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s and the Bank’s directors, executive officers and employees.  The Code of Business Conduct and Ethics has been posted on the Bank’s website, www.thebankofglenburnie.com.

Communications with the Board

The Board of Directors has not established a formal process for stockholders to send communications to the Board.  Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary.  Furthermore, all of the Company’s Board members are residents of the communities served by the Bank and where most of the Company’s stockholders reside, and therefore are accessible to the great majority of the Company’s stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers, directors and persons who own more than ten percent of the outstanding Common Stock (“Reporting Person”) are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports.  Based on the Company’s review of such reports which the Company received during the last fiscal year, or written representations from Reporting Persons that no annual report of change in beneficial ownership was required, the Company believes that, with respect to the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

Name	Amount And Nature of Beneficial Ownership (1)		Percent of Class

F. William Kuethe, Jr.	63,225	(2)	2.36%
Thomas Clocker	12,180	(3)	0.45%
William N. Scherer, Sr.	16,965	(4)	0.63%
Karen B. Thorwarth	2,296		0.09%
John E. Demyan	283,782	(5)	10.58%
F. W. Kuethe, III	156,329	(6)	5.83%
Mary Lou Wilcox	2,598		0.10%
Michael G. Livingston	4,283	(7)	0.16%
Norman E. Harrison	2,044		0.08%
Shirley E. Boyer	8,711	(8)	0.32%
Charles Lynch, Jr.	32,063	(9)	1.20%
Edward L. Maddox	20,142	(10)	0.75%
All directors, nominees and executive officers as a group (13 persons)	605,863		22.58%

(1)
Rounded to nearest whole share.  For the definition of “beneficial ownership,” see footnote (1) to the table in the section entitled “Voting Securities and Principal Holders Thereof.”  Unless otherwise noted, ownership is direct and the named individual has sole voting and investment power.

(2)	Includes 20,242 shares held jointly with others and 32,160 shares held by The Kuethe Family Trust, of which he and his spouse are trustees.
(3)	Includes 9,223 shares as to which he shares voting and investment power.
(4)	Includes 15,669 shares as to which he shares voting and investment power.
(5)	See footnote (2) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(6)	See footnote (3) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(7)	Includes 4,139 shares to which he shares voting and investment power.
(8)	Includes 6,873 shares as to which she shares voting and investment power.

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(9)	Includes 9,246 shares held for the benefit of two minor children and 2,051 shares held by Mrs. Lynch. Each disclaims beneficial ownership to the shares owned individually by the other.
(10)	Includes 13,571 shares as to which he shares voting and investment power.

EXECUTIVE COMPENSATION

Summary Compensation Table

The individual who served as the Company’s Chief Executive Officer during 2009 as well as up to two of the Company’s most highly compensated executive officers whose total compensation during 2009 exceeded $100,000 are referred to as the “named executive officers”.  The following table sets forth information regarding the total compensation paid or earned by the named executive officers for the fiscal years ended December 31, 2009 and 2008:

Name and Principal Position	Year	Salary		Bonus	All Other Compensation		Total
(a)	(b)	(c)		(d)	(i)		(j)

Michael Livingston	2009	$210,000	(1)	$20,000	$36,403	(2)	$266,403
President and Chief	2008	$198,328	(1)	$20,000	$29,399		$247,727
Executive Officer
John E. Porter	2009	$109,600		$5,000	$29,702	(3)	$144,302
Senior Vice President and Chief Financial Officer	2008	$101,399		$5,000	$25,110		$131,509

(1)	Mr. Livingston’s salary includes $12,000 in directors’ fees.
(2)
Mr. Livingston’s “Other Compensation” for 2009 consisted of: $12,161 as a 5% employer contribution, $3,341 as an employer matching contribution, and $8,313 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $445 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $11,687 health plan benefits, $108 term life insurance benefits, $312 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.  Mr. Livingston’s “Other Compensation” for 2008 consisted of: $11,074 as a 5% employer contribution, $2,770 as an employer matching contribution, and $4,155 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $445 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $10,499 health plan benefits, $108 term life insurance benefits, $312 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(3)
Mr. Porter’s “Other Compensation” for 2009 consisted of: $5,993 as a 5% employer contribution, $1,655 as an employer matching contribution, and $4,097 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $252 representing the dollar value to Mr. Porter of the premiums on a term life insurance policy for his benefit; and $17,313 health plan benefits (including health and dental), $108 term life insurance benefits, $248 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.  Mr. Porter’s “Other Compensation” for 2008 consisted of: $5,627 as a 5% employer contribution, $1,545 as an employer matching contribution, and $2,111 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $252 representing the dollar value to Mr. Porter of the premiums on a term life insurance policy for his benefit; and $15,183 health plan benefits (including health and dental), $108 term life insurance benefits, $248 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

Change in Control Severance Plan

The Company and the Bank maintain a Change in Control Severance Plan.  All employees, including the named executive officers, and Board members of the Company, the Bank and affiliates of the Company or Bank who, on the date of a change in control, are not parties to an employment agreement or change in control severance agreement with the applicable employer, are eligible to participate in the Plan.  A “change in control” is defined as any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank’s or the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank or the Company (excluding individuals whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office) cease for any reason to constitute at least two-thirds thereof.

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Under the terms of the Plan, in the event the individual voluntarily terminates his employment within two years following a change in control, or in the event the individual’s employment is terminated by the Bank (or its successor) for any reason, other than cause, within two years following a change in control, the individual is entitled to receive the benefits specified in the Plan based on the individual’s position with the employer and, in some instances, years of service on the date of the change in control.  The payment will be made either in a lump sum or in installments, at the option of the individual.  Under the Plan, upon a change in control Mr. Livingston would receive an amount equal to the aggregate present value of 2.99 times his average annual taxable compensation from the Company for the prior five complete years, and Mr. Porter would receive an amount equal to 130 weeks of his gross weekly salary as of the date of termination.  In addition, Mr. Porter would receive $10,000 toward the premiums for his COBRA medical insurance coverage following the termination of employment if he elects to receive COBRA benefits.  The aggregate present value of Mr. Porter’s cash payment and COBRA benefits may not exceed 2.99 times his average annual taxable compensation from the Company for the prior five complete years.

If change in control payments would be triggered today, the named executive officers would receive the following amounts: Mr. Livingston, $485,588, and Mr. Porter, $247,836 plus $10,000 toward COBRA coverage.

Employee Stock Purchase Plan

All employees, including the named executive officers, are eligible to participate in the Company’s Employee Stock Purchase Plan at levels determined by the Bank’s human resources department and commensurate with each employee’s salary level.  The Board believes that by making shares of the Company’s stock available to employees at a discounted price, employees become vested in the successful financial performance of the Bank and the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with TGM Group LLC (formerly known as Trice Geary & Myers LLC), the independent auditors for the Company for 2009, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2009 for filing with the Securities and Exchange Commission.

Audit Committee
William N. Scherer, Sr., Chairman	Norman E. Harrison
Shirley E. Boyer	Karen B. Thorwarth
Thomas Clocker

PROPOSAL II — AUTHORIZATION FOR APPOINTMENT OF AUDITORS

Selection of Auditors

TGM Group LLC (formerly known as Trice Geary & Myers LLC), which was the Company’s independent auditing firm for the 2009 fiscal year, is expected to be retained by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the 2010 fiscal year.  A representative of TGM Group LLC (formerly known as Trice Geary & Myers LLC) is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires.  The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

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Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by TGM Group LLC (formerly known as Trice Geary & Myers LLC) (“TGM”) during the years ended December 31, 2008 and 2009:

Audit Fees.  Audit fees include fees paid by the Company to TGM in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements.  Audit fees also include fees for services performed by TGM that are closely related to the audit and in many cases could only be provided by our independent auditors.  Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by TGM for audit services rendered to the Company for the years ended December 31, 2008 and December 31, 2009 totaled $112,351 and $111,241, respectively.

Audit Related Fees.  Audit related services include accounting consultations and employee benefit plan audits.  The aggregate fees billed to the Company by TGM for audit related services rendered to the Company for the years ended December 31, 2008 and December 31, 2009 totaled $10,820 and $10,956, respectively.

Tax Fees.  Tax fees include corporate tax compliance, counsel and advisory services.  The aggregate fees billed to the Company by TGM for the tax related services rendered to the Company for the years ended December 31, 2008 and December 31, 2009 totaled $3,637 and $6,077, respectively.

All Other Fees.  The aggregate fees billed to the Company by TGM for all other services rendered to the Company for matters such as general consulting services and services in connection with annual and special meetings of stockholders for the years ended December 31, 2008 and December 31, 2009 totaled $3,336 and $4,706, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided.  The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the named proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.  In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

The Company’s 2009 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date with this Proxy Statement.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company.  Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.  A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Chief Financial Officer, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.

- x -

STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal at the 2011 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, in time to be received by December 20, 2010.  The persons designated by the Company to vote proxies given by stockholders in connection with the Company’s 2011 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2011 proxy statement with respect to which the Company has received written notice no later than March 5, 2011 that a stockholder (i) intends to present such matter at the 2011 Annual Meeting, and  (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the shares of Common Stock required to approve the matter.  If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2011 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland
April 19, 2010

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Appendix A

GLEN BURNIE BANCORP
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Purpose

The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) of Glen Burnie Bancorp (the “Company”) in their responsibilities to oversee the independence of the independent auditor and evaluate the Company’s financial reporting practices, accounting policies and internal control structure.  The Audit Committee fulfills these responsibilities by carrying out the activities enumerated in this Charter.

Composition

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements specified by applicable regulations of the Securities and Exchange Commission (“SEC”) and relevant self-regulatory organizations.  The members of the Committee will be appointed annually at the organizational meeting of the full Board held in May.  The Board will select one Committee member to the Committee Chair, and may appoint one or more staff members and engage consultants to assist the Committee.

Responsibility

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the SEC; (ii) the review of quarterly financial statements; (iii) the system of internal controls that management has established; and (iv) the internal audit, external audit and loan review processes.  In addition, the Committee provides an avenue for communication between the internal auditor, the independent auditor, financial management and the Board.

The Committee should have a clear understanding with the independent auditor that the independent auditor must maintain an open relationship with the Committee, and that the ultimate accountability of the independent auditor is to the Board and the Committee.  The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

Authority

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and such independent auditor must report directly to the Committee.

The Committee is granted authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company, or any other any matter within the Committee’s scope of responsibilities.  In that regard, the Committee will have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.  All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

In furtherance of its duties, the Company will provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (i) compensation to such independent auditor; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Meetings

The Committee will meet monthly, or more frequently as circumstances dictate.  The Committee may, at its discretion, meet in separate executive sessions with the chief financial officer, independent auditor and internal auditor.

Attendance

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent auditor and internal auditor be present at Committee meetings.

Specific Duties

To fulfill its responsibilities and duties the Audit Committee shall:

(i)           Review the scope and general extent of the independent auditor’s annual audit. The Committee’s review should include an explanation from the independent auditor of the factors considered by the auditor in determining the audit scope, including the major risk factors.  The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditor.

(ii)          Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(iii)         Review with management, the internal auditor and independent auditor, the Company’s accounting and financial reporting controls.

(iv)        Review with management, the internal auditor and the independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

(v)         Discuss with the independent auditor its judgments about the quality, not just the acceptability of the Company’s accounting principles used in financial reporting.

(vi)        Review legal and regulatory matters that may significantly impact the financial affairs or operations of the Company.

(vii)       Inquire as to the independence of the independent auditor and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

(viii)      Review with financial management and the independent auditor the quarterly financial statements prior to the filing of the Company’s Form 10-Q.  The review will focus on the impact of significant events, transactions and changes in accounting estimates considered by the independent auditor in performing their review of the Company’s interim financial statements.  The Chair of the Committee may represent the entire committee for purpose of this review.  At the completion of the annual audit, review with management, the Company’s internal auditor and the independent auditor the following:

▪	The Company’s annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on annual report on Form 10- K.

▪	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

▪
Any significant changes to the audit plan, any serious disputes or difficulties with management encountered during the audit, and the level of cooperation received by the independent auditor from Company personnel during the audit, including access to all requested records, data and information.

▪
Any disagreements between the independent auditor and management, which, if not satisfactorily resolved, would have caused the independent auditor to issue a nonstandard report on the Company’s financial statements.

▪
Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.  Such communication should include a discussion of the independent auditor’s judgment about the quality of the Company’s accounting principles.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

(ix)         Meet with management, the internal auditor and the independent auditor to discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as “reportable conditions”.  The Committee should review responses of management to the reportable conditions from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

(x)          Evaluate the internal auditor’s risk assessment matrix of the Company’s subsidiary activities used in developing the annual audit program.

(xi)         Receive reports of major findings from the internal auditor and evaluate management’s response in addressing the reported conditions.

(xii)        Evaluate the performance of and, where appropriate, replace the internal auditor.

(xiii)       Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.  This should be done in compliance with applicable regulatory Audit Committee requirements.  The charter is to be published as an appendix to the Company’s proxy statement every three years.

☒ please mark votes	REVOCABLE PROXY
as in this example	GLEN BURNIE BANCORP
2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints F. William Kuethe, Jr., John E. Demyan, and William N. Scherer, Sr., or a majority of them, with full powers of substitution, as attorneys-in-fact and agents for the undersigned, to vote all shares of Common Stock of Glen Burnie Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 13, 2010 at 2:00 p.m., Eastern Time (the “Annual Meeting”), and at any and all adjournments thereof, as indicated below and as determined by a majority of the named proxies with respect to any other matters presented at the Annual Meeting.

	FOR	VOTE WITHHELD	FOR EXCEPT
1. To elect as directors all nominees listed below:	☐	☐	☐
Thomas Clocker
F. William Kuethe, Jr. William N. Scherer, Sr.
Karen B. Thorwarth

INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY LISTED NOMINEE, MARK THE FOR EXCEPT BOX AND INSERT THAT NOMINEE’S NAME ON THE LINE PROVIDED BELOW.

	FOR	AGAINST	ABSTAIN
2. To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2010 fiscal year	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed propositions.

if you plan to attend the annual meeting, please check this box    ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR PROPOSAL II.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NAMED PROXIES.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy here.

Date _________________

____________________________	________________________________
Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GLEN BURNIE BANCORP

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The above signed hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the above signed.  The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice and a proxy statement and a 2009 Annual Report to stockholders for the annual meeting.

Please sign exactly as your name appears on the envelope in which this proxy was mailed.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED